                                                Filed pursuant to Rule 424(b)(5)
                                                      Registration No. 333-67054


                             FIRST SUPPLEMENT TO THE
                        PROSPECTUS DATED OCTOBER 26, 2001

                     [ORTHODONTIC CENTERS OF AMERICA LOGO]

                             SHARES OF COMMON STOCK

                                   ----------


         This supplement to our prospectus dated October 26, 2001 supplements some of the information contained in that prospectus.

         The information in this supplement supersedes any inconsistent information contained in the prospectus. Each investor should study carefully the information in the entire prospectus and this supplement in evaluating the merits of an investment in our common stock or participation in the incentive programs.

                                   ----------

         BEFORE INVESTING IN SHARES OF OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THE SECTION OF THE PROSPECTUS CAPTIONED "RISK FACTORS," WHICH BEGINS ON PAGE 6 OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES TO BE ISSUED UNDER THIS PROSPECTUS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO PURCHASE ANY SECURITIES OTHER THAN SHARES OF OUR COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER.



              The date of this First Supplement is August 26, 2002.

                       AMENDMENT TO TARGET STOCK PROGRAM,
                   ORTHALLIANCE STOCKHOLDER VALUE PROGRAM AND
                               STOCK POOL PROGRAM

Target Stock Program

         We have amended our Target Stock Program to provide that, if, by October 1, 2002, a participant in the Target Stock Program executes and delivers, along with his or her professional corporation, either (1) an additional amendment to the participant's employment agreement and an additional amendment to the participant's service, management service or consulting agreement with OrthAlliance, Inc. or its subsidiary, with each additional amendment to be in the form and substance specified by us, or (2) a new business services agreement with OrthAlliance based on our general form of that agreement, then the dates on which shares of our common stock may be issued to that participant under the Target Stock Program would be accelerated by one year.

         Accordingly, the shares would be issued to the participant under the Target Stock Program following each of the fourth, fifth, sixth and seventh anniversaries of the effective date of our merger with OrthAlliance, Inc. on November 9, 2001, rather than the fifth, sixth, seventh and eighth anniversaries of the merger, if certain conditions are met and satisfied.

         A copy of the amendment to our Target Stock Program is attached as Annex A.

OrthAlliance Stockholder Value Program

         We have also amended our OrthAlliance Stockholder Value Program to provide for two changes. If, by October 1, 2002, a participant in the OrthAlliance Stockholder Value Program executes and delivers, along with his or her professional corporation, either (1) the additional amendment to the participant's employment agreement and the additional amendment to the participant's service, management service or consulting agreement with OrthAlliance or its subsidiary (as discussed above), with each additional amendment to be in the form and substance specified by us, or (2) a new business services agreement with OrthAlliance based on our general form of that agreement, then:

         o The dates on which shares of our common stock may be issued to the participant under the OrthAlliance Stockholder Value Program would be accelerated by one year. Accordingly, the shares would be issued to the participant under the OrthAlliance Stockholder Value Program following each of the first, second, third and fourth anniversaries of the effective date of our merger with OrthAlliance on November 9, 2001, rather than the second, third, fourth and fifth anniversaries of the merger, if certain conditions are met and satisfied; and

         o The participant may, during the 30 calendar days ending on and including the first anniversary of the effective date of our merger with OrthAlliance, elect to receive a promissory note in lieu of all shares of our common stock that the participant may otherwise be issued under the OrthAlliance Stockholder Value Program.

         A copy of the amendment to our OrthAlliance Stockholder Value Program is attached as Annex B.

Stock Pool Program

         We have also amended our Stock Pool Program to provide that if, by October 1, 2002, a participant in the Stock Pool Program executes and delivers, along with his or her professional corporation, either (1) the additional amendment to the participant's employment agreement and the additional amendment to the participant's service, management service or consulting agreement with OrthAlliance or its subsidiary (as discussed above), with each additional amendment to be in the form and substance specified by us, or (2) a new business services agreement with OrthAlliance based on our general form of that agreement, then the participant may, during the 30 calendar days ending on and including the first anniversary of the effective date of our merger with OrthAlliance on November 9, 2001, elect to receive a promissory note in lieu of all shares of our common stock that the participant may otherwise be issued under the OrthAlliance Stock Pool Program.

    A copy of the amendment to our Stock Pool Program is attached as Annex C.

                                                                         ANNEX A

                                  AMENDMENT TO
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                              TARGET STOCK PROGRAM

                                    PREAMBLE

         WHEREAS, on November 9, 2001, a subsidiary of Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), merged with and into OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), and OrthAlliance thereby became a wholly-owned subsidiary of OCA (the "Merger");

         WHEREAS, OCA established the Orthodontic Centers of America, Inc. Target Stock Program (the "Program") through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Affiliated Practitioners and who timely executed and delivered an Amendment to OrthAlliance Service/Consulting Agreement and Amendment to Employment Agreement and/or OCA Business Services Agreement, subject to the terms described therein;

         WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Program; and

         WHEREAS, OCA desires to amend the terms of the Program as set forth herein (the "Amendment");

         NOW, THEREFORE, OCA hereby amends the Program as follows:

         1. Amendment to Timing and Conditions of Grants. Section 2.5 of the Program is hereby amended by inserting the following text following subsection
(b) thereof:

                  "(c) With respect to each Participant who, along with his or her respective OrthAlliance Affiliated PC, executes and delivers to OCA by October 1, 2002 his or her respective Additional Amendments (as defined below) or Business Services Agreement (as defined below), the following shall apply, and the provisions of Subsections 2.5(a) and (b) shall not apply:

                           (i) One-fourth of the total number of shares of OCA
                  Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the fourth, fifth, sixth and seventh anniversaries of the effective date of the Merger if, subject to all of the other conditions set forth in the Program, the 90% Minimum Target (as defined in Subsection 2.5(a)) is achieved by such Participant and/or his or her OrthAlliance Affiliated PC during and with respect to the 12 calendar months immediately preceding that particular anniversary;

                           (ii) However, if the 90% Minimum Target is not
                  achieved by such Participant and/or his or her OrthAlliance Affiliated PC in the 12 calendar month period immediately preceding the fourth, fifth or sixth anniversary of the effective date of the Merger (each, an "Amended Earlier Period"), but is achieved during the 12 calendar month period immediately preceding the fifth, sixth or seventh, as applicable, anniversary of the effective date of the Merger (each, an "Amended Later Period"), then, subject to all of the other conditions set forth in the Program, the installment of shares of OCA Common Stock issuable with respect to such Amended Earlier Period will be issued following such Amended Later Period.

                           (iii) "Additional Amendments" means (1) a written
                  amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance specified by and satisfactory to OCA and its counsel, which amendment shall be in full force and effect, and (2) a written amendment to the OrthAlliance Affiliated Practitioner's and/or his or her OrthAlliance Affiliated PC's applicable OrthAlliance Service/Consulting Agreement, in form and substance specified by and satisfactory to OCA and its counsel, which amendment shall be in full force and effect.

                           (iv) "Business Services Agreement" means a written
                  long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or other subsidiary of OCA), in form and substance specified by and satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect, and pursuant to which OCA, OrthAlliance or other subsidiary of OCA would provide business management or consulting services for such OrthAlliance Affiliated Practitioner's and OrthAlliance Affiliated PC's orthodontic or pediatric dental practice in exchange for a monthly consulting or service fee."

         2. No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Program shall remain in place and shall not be altered or amended, except by any further amendment to the Program made in accordance with the terms of Program.

         3. Rules of Construction. Headings are given to the sections of this Amendment solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         4. Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Amendment, to the extent that federal law does not apply.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 26, 2002.

                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By: /s/ Bartholomew F. Palmisano, Sr.
                                        ----------------------------------------
                                        Bartholomew F. Palmisano, Sr.
                                        Chairman of the Board, President
                                           and Chief Executive Officer

                                                                         ANNEX B

                                  AMENDMENT TO
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                     ORTHALLIANCE STOCKHOLDER VALUE PROGRAM

                                    PREAMBLE

         WHEREAS, on November 9, 2001, a subsidiary of Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), merged with and into OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), and OrthAlliance thereby became a wholly-owned subsidiary of OCA (the "Merger");

         WHEREAS, OCA established the Orthodontic Centers of America, Inc. OrthAlliance Stockholder Value Program (the "Program") through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Stock Recipients and who (i) executed and delivered an Addendum to OrthAlliance Service/Consulting Agreement by no later than December 31, 2001, or (ii) executed and delivered the Amendments and/or an OCA Business Services Agreement by September 30, 2001, subject in each case to the terms described therein;

         WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Program; and

         WHEREAS, OCA desires to amend the terms of the Program as set forth herein (the "Amendment");

         NOW, THEREFORE, OCA hereby amends the Program as follows:

         1. Amendment to Timing and Conditions of Grants. Section 2.2 of the Program is hereby amended by inserting the following text following subsection
(d) thereof:

                  "(e) With respect to each Participant who, along with his or her respective PC, executes and delivers to OCA by October 1, 2002 his or her respective Additional Amendments (as defined below) or Business Services Agreement (as defined below), the following provisions shall apply and the provisions in the first paragraph of Section 2.2 (that is, the prefatory language in such section) and Subsection 2.2(a) of the Program shall not apply:

                           (i) The shares of OCA Common Stock awarded under the
                  Program shall be issuable to such Participant in four annual installments, as follows. For each such Participant, one-fourth of the total number of shares of OCA Common Stock (rounded to the nearest whole number) to be issued to such Participant under the Program will be issued to such Participant following each of the first, second, third and fourth anniversaries of the effective date of the Merger if, subject to all of the other conditions set forth in the Program, the 90% Minimum Target (as defined in Subsection 2.2(a)) is achieved by such Participant and/or his or her OrthAlliance Affiliated PC; however, if the 90% Minimum Target is not achieved in the 12 calendar month period immediately preceding the first, second or third anniversary of the effective date of the Merger (each, an "Amended Earlier Period") but is achieved during the 12 calendar month period immediately preceding the second, third or fourth, as applicable, anniversary of the effective date of the Merger (each, an "Amended Later Period"), then, subject to all of the other conditions set forth in the Program, the installment of shares of OCA Common Stock issuable with respect to such Amended Earlier Period will be issued following such Amended Later Period.

                           (ii) "Additional Amendments" means (1) a written
                  amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance specified by and satisfactory to OCA and its counsel, which amendment shall be in full force and effect, and (2) a written amendment to the OrthAlliance Affiliated Practitioner's and/or his or her OrthAlliance Affiliated PC's applicable OrthAlliance Service/Consulting Agreement, in form and substance specified by and satisfactory to OCA and its counsel, which amendment shall be in full force and effect.

                           (iii) "Business Services Agreement" means a written
                  long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or other subsidiary of OCA), in form and substance specified by and satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect, and pursuant to which OCA, OrthAlliance or other subsidiary of OCA would provide business management or consulting services for such OrthAlliance Affiliated Practitioner's and OrthAlliance Affiliated PC's orthodontic or pediatric dental practice in exchange for a monthly consulting or service fee."

         2. Amendment to Provide for Participant's Election to Receive Promissory Note in Lieu of Shares. Article II of the Program is amended by inserting the following text following Section 2.3 thereof:

         "2.4 Certain Participants May Elect to Receive Promissory Note in Lieu of Shares.

                  (a) Promissory Note. With respect to each Participant who, along with his or her respective OrthAlliance Affiliated PC, (1) executes and delivers to OCA by October 1, 2002 his or her respective Additional Amendments (as defined above) or Business Services Agreement (as defined above) and (2) meets and satisfies all of the other conditions set forth in the Program, such Participant may make a one-time, permanent election (as provided below) during the 30 calendar days ending on and including the first anniversary of the effective date of the Merger as to all shares of OCA Common Stock that the Participant may be issued under the Program, to receive, in lieu and full substitution of any and all shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Sections 2.1 and
         2.2 of the Program, a non-transferable, non-negotiable promissory note from OCA or a subsidiary thereof selected by OCA in the form and substance specified by and satisfactory to OCA and its counsel ("Promissory Note"), in an original principal amount equal to the product of:

                           (x)      the Applicable Stock Price (as defined
                                    below),

                           TIMES

                           (y) the total, maximum number of shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Section 2.1 of the Program (notwithstanding the vesting conditions set forth in Section 2.2).

         For purposes of the Program:

                  o Applicable Stock Price" means: (A) the sum of (x) $1.00, plus (y) the greater of $26.00 or the 10-Day Average Closing Price, for each Participant who executes and delivers to OCA his or her Additional Amendments or Business Services Agreement, by no later than 5:00 p.m. (Central Time) on October 1, 2002, and (B) the greater of $26.00 or the 10-Day Average Closing Price, for each of the other Participants.

                  o "10-Day Average Closing Price" means the average closing price per share of OCA Common Stock reported on the New York Stock Exchange during the 10 trading day period immediately following the date on which the Participant executes and delivers to OCA his or her Additional Amendments or Business Services Agreement.

                  (b) Other Terms of Promissory Note. Principal amounts owing under the Promissory Note will bear interest from the first anniversary of the effective date of the Merger (except as provided in Subsection 2.4(d) hereof) at a rate equal to the prime rate on the first anniversary date of the Merger (as reported in the Wall Street Journal or comparable reporting service selected by OCA) plus 1.5% per annum. OCA may prepay all or part of the amounts owing under the Promissory Note at any time in its discretion without penalty. The Promissory Note will be non-transferable and non-negotiable.

                  (c) Election. A Participant may make such election to receive a Promissory Note in lieu of all shares of OCA Common Stock to be issued to such Participant under the Program only by giving written notice of such election to the Chief Executive Officer of OCA during the 30 calendar days ending on and including the first anniversary of the effective date of the Merger. Once such an election has been made, it may not be withdrawn, and such an election may not be made before or following such 30-day period, and may not be made during the 30 days ending on any other anniversary of the effective date of the Merger. If such Participant makes such an election, in accordance with such notice and timing requirements, such Participant will be issued a Promissory
         Note in an original principal amount computed as provided above, in complete substitution and replacement of all shares of OCA Common Stock to be issued to such Participant pursuant to Sections 2.1 and 2.2 of the Program, and such shares will not be issued to such Participant.

                  (d) Manner of Payment. Principal and accrued interest payable under such Promissory Note will be payable in up to four installments, subject to all of the other conditions set forth in the Program, as follows:

                           (i) the first installment will consist of principal
                  only (with respect to which no interest shall accrue), in an amount equal to 25% of the original principal amount of the Promissory Note, and will be payable, subject to all of the other conditions set forth in the Program, within 15 business days following the first anniversary of the effective date of the Merger; and

                           (ii) the second, third and fourth installments will
                  each consist of principal and accrued interest, in an amount equal to 25% of the original principal amount of the Promissory Note and interest accrued on that payment of 25% of the original principal amount since the first anniversary of the effective date of the Merger, and will be payable, subject to all of the other conditions set forth in the

                  Program, within 15 business days following the second, third and fourth anniversaries of the effective date of the Merger, respectively.

         Each such installment will be payable if, and only if, each of the conditions set forth in the Program are met and satisfied through and as of such date and the amount of service, management service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable practice or other expenses) actually paid to OCA, OrthAlliance or their subsidiaries by the Participant and/or the PC owned by and employing such Participant pursuant to the applicable OrthAlliance Service/Consulting Agreement or Business Services Agreement during and with respect to the 12 calendar months immediately preceding the particular anniversary of the effective date of the Merger relating to that installment is at least equal to the 90% Minimum Target, and the other conditions set forth in
         Section 2.2 are met and satisfied as of such date. However, if the 90% Minimum Target is not achieved in an Amended Earlier Period (in which case the installment of principal and accrued interest relating to that Amended Earlier Period shall cease to accrue interest as of the anniversary of the effective date of the Merger relating to such Amended Earlier Period), but is achieved during an Amended Later Period, and the other conditions set forth in Section 2.2 are met and satisfied as of such date, then the installment payable with respect to such Amended Earlier Period will be paid, subject to all of the other conditions set forth in the Program, following such Amended Later Period in the same amount of principal and accrued interest that would have been paid following the Amended Earlier Period (with no interest accruing thereon from the anniversary of the effective date of the Merger relating to such Amended Earlier Period)."

         3. No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Program shall remain in place and shall not be altered or amended, except by any further amendment to the Program made in accordance with the terms of Program.

         4. Rules of Construction. Headings are given to the articles and sections of the Amendment solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         5. Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Amendment, to the extent that federal law does not apply.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 26, 2002.


                                    ORTHODONTIC CENTERS OF AMERICA, INC.



                                    By: /s/ Bartholomew F. Palmisano, Sr.
                                        ----------------------------------------
                                        Bartholomew F. Palmisano, Sr.
                                        Chairman of the Board, President
                                             and Chief Executive Officer

                                                                         ANNEX C

                                  AMENDMENT TO
                      ORTHODONTIC CENTERS OF AMERICA, INC.
                               STOCK POOL PROGRAM

                                    PREAMBLE

         WHEREAS, on November 9, 2001, a subsidiary of Orthodontic Centers of America, Inc., a Delaware corporation ("OCA"), merged with and into OrthAlliance, Inc., a Delaware corporation ("OrthAlliance"), and OrthAlliance thereby became a wholly-owned subsidiary of OCA (the "Merger");

         WHEREAS, OCA established the Orthodontic Centers of America, Inc. Stock Pool Program (the "Program") through which OCA may grant shares of its common stock, $.01 par value per share ("OCA Common Stock"), to certain eligible individuals (each such eligible individual, a "Participant") who are OrthAlliance Stock Recipients and who (i) executed and delivered an Addendum to OrthAlliance Service/Consulting Agreement by no later than December 31, 2001, or
(ii) executed and delivered the Amendments and/or an OCA Business Services Agreement by September 30, 2001, subject in each case to the terms described therein;

         WHEREAS, all capitalized terms not defined herein shall have the meaning ascribed to such terms in the Program; and

         WHEREAS, OCA desires to amend the terms of the Program as set forth herein (the "Amendment");

         NOW, THEREFORE, OCA hereby amends the Program as follows:

         1. Amendment to Provide for Participant's Election to Receive Promissory Note in Lieu of Shares. Article II of the Program is hereby amended by inserting the following text following Section 2.6 hereof:

         "2.7 Certain Participants May Elect to Receive Promissory Note in Lieu of Shares.

                  (a) Promissory Note. With respect to each Participant who, along with his or her respective OrthAlliance Affiliated PC, (1) executes and delivers to OCA by October 1, 2002 his or her respective Additional Amendments (as defined below) or Business Services Agreement (as defined below) and (2) meets and satisfies all of the other conditions set forth in the Program, such Participant may make a one-time, permanent election (as provided below) during the 30 calendar days ending on and including the first anniversary of the effective date of the Merger as to all shares of OCA Common Stock that the Participant may be issued under the Program, to receive, in lieu and full substitution of any and all shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Sections 2.1 and
         2.2 of the Program, a non-transferable, non-negotiable promissory note from OCA or a subsidiary thereof selected by OCA in the form and substance specified by and satisfactory to OCA and its counsel ("Promissory Note"), in an original principal amount equal to the product of:

                           (x)      the Applicable Stock Price (as defined
                                    below),

                           TIMES

                           (y) the total, maximum number of shares of OCA Common Stock that would otherwise be issued to such Participant pursuant to Sections 2.1 and 2.2 of the Program (notwithstanding the vesting conditions set forth in Section 2.5).

         For purposes of the Program:

                  o "Additional Amendments" means (1) a written amendment to the OrthAlliance Affiliated Practitioner's respective Employment Agreement, in form and substance specified by and satisfactory to OCA and its counsel, which amendment shall be in full force and effect, and (2) a written amendment to the OrthAlliance Affiliated Practitioner's and/or his or her OrthAlliance Affiliated PC's applicable OrthAlliance Service/Consulting Agreement, in form and substance specified by and satisfactory to OCA and its counsel, which amendment shall be in full force and effect.

                  o "Business Services Agreement" means a written long-term business services agreement among the OrthAlliance Affiliated Practitioner, his or her respective OrthAlliance Affiliated PC and OrthAlliance (or other subsidiary of OCA), in form and substance specified by and satisfactory to OCA and its counsel and based on OCA's form of such agreement (including, without limitation, the service fee, restrictive covenant and termination provisions thereof), which agreement shall be in full force and effect, and pursuant to which OCA, OrthAlliance or other subsidiary of OCA would provide business management or consulting services for such OrthAlliance Affiliated Practitioner's and OrthAlliance Affiliated PC's orthodontic or pediatric dental practice in exchange for a monthly consulting or service fee.

                  o "Applicable Stock Price" means: (A) the sum of (x) $1.00, plus (y) the greater of $26.00 or the 10-Day Average Closing Price, for each Participant who executes and delivers to OCA his or her Additional Amendments (as defined above) or Business Services Agreement (as defined above), by no later than 5:00 p.m. (Central Time) on October 1, 2002, and (B) the greater of $26.00 or the 10-Day Average Closing Price, for each of the other Participants.

                  o "10-Day Average Closing Price" means the average closing price per share of OCA Common Stock reported on the New York Stock Exchange during the 10 trading day period immediately following the date on which the Participant executes and delivers to OCA his or her Additional Amendments (as defined above) or Business Services Agreement (as defined above).

                  (b) Other Terms of Promissory Note. Principal amounts owing under the Promissory Note will bear interest from the first anniversary of the effective date of the Merger (except as provided in Subsection 2.3(d) hereof) at a rate equal to the prime rate on the first anniversary of the effective date of the Merger (as reported in the Wall Street Journal or comparable reporting service selected by OCA) plus 1.5% per annum. OCA may prepay all or part of the amounts owing under the Promissory Note at any time in its discretion without penalty. The Promissory Note will be non-transferable and non-negotiable.

                  (c) Election. A Participant may make such election to receive a Promissory Note in lieu of all shares of OCA Common Stock to be issued to such Participant under the Program only by giving written notice of such election to the Chief Executive Officer of OCA during the 30 calendar days ending on and including the first anniversary of the effective date of the Merger. Once such an election has been made, it may not be withdrawn, and such an election may not be made before or following such 30-day period, and may not be made during the 30 days ending on any other anniversary of the effective date of the Merger. If such Participant makes such an election, in accordance with such notice and timing requirements, such Participant will be issued a Promissory
         Note in an original principal amount computed as provided above, in complete substitution and replacement of all shares of OCA Common Stock to be issued to such Participant pursuant to Sections 2.1 and 2.2 of the Program, and such shares will not be issued to such Participant.

                  (d) Manner of Payment. Principal and accrued interest payable under such Promissory Note will be payable in up to three installments, subject to all of the other conditions set forth in the Program, as follows:

                           (i) the first installment will consist of principal
                  only (with respect to which no interest shall accrue), in an amount equal to one third of the original principal amount of the Promissory Note, and will be payable, subject to all of the other conditions set forth in the Program, within 15 business days following the first anniversary of the effective date of the Merger; and

                           (ii) the second and third installments will each
                  consist of principal and accrued interest, in an amount equal to one third of the original principal amount of the Promissory Note and interest accrued on that payment of one third of the original principal amount since the first anniversary of the effective date of the Merger, and will be payable, subject to all of the other conditions set forth in the Program, within 15 business days following the second and third anniversaries of the effective date of the Merger, respectively.

         Each such installment will be payable if, and only if, each of the conditions set forth in the Program are met and satisfied through and as of such date and the amount of service, management service or consulting fees (excluding any amounts reimbursed, paid, earned or accrued with respect to center expenses, operating and non-operating expenses incurred in the operation of the applicable practice or other expenses) actually paid to OCA, OrthAlliance or their subsidiaries by the Participant and/or the PC owned by and employing such Participant pursuant to the applicable OrthAlliance Service/Consulting Agreement or Business Services Agreement during and with respect to the 12 calendar months immediately preceding the particular anniversary of the effective date of the Merger relating to that installment is at least equal to the 90% Minimum Target, and the other conditions set forth in
         Section 2.2 are met and satisfied as of such date. However, if the 90% Minimum Target is not achieved in an Amended Earlier Period (in which case the installment of principal and accrued interest relating to that Amended Earlier Period shall cease to accrue interest as of the anniversary of the effective date of the Merger relating to such Amended Earlier Period), but is achieved during an Amended Later Period, and the other conditions set forth in Section 2.2 are met and satisfied as of such date, then the installment payable with respect to such Amended Earlier Period will be paid, subject to all of the other conditions set forth in the Program, following such Amended Later Period in the same amount of principal and accrued interest that would have been paid following the Amended Earlier Period (with no interest accruing thereon from the anniversary of the effective date of the Merger relating to such Amended Earlier Period)."

         2. No Other Changes. Except as set forth in this Amendment, the terms and conditions of the Program shall remain in place and shall not be altered or amended, except by any further amendment to the Program made in accordance with the terms of Program.

         3. Rules of Construction. Headings are given to the articles and sections of the Amendment solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         4. Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under the Amendment, to the extent that federal law does not apply.

         IN WITNESS WHEREOF, the undersigned officer has executed this document effective as of August 26, 2002.


                                      ORTHODONTIC CENTERS OF AMERICA, INC.



                                      By: /s/  Bartholomew F. Palmisano Sr.
                                         ---------------------------------------
                                          Bartholomew F. Palmisano, Sr.
                                          Chairman of the Board, President
                                               and Chief Executive Officer